UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                           DATE OF REPORT                                                                                                                                                                    May 2, 2011

                                         (DATE OF EARLIEST EVENT REPORTED)                                                                                                                        April 28, 2011

BOARDWALK PIPELINE PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	01-32665	20-3265614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9 Greenway Plaza, Suite 2800
Houston, Texas  77046
(Address of principal executive office)

(866) 913-2122
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 9e-4(c) under the Exchange Act (17 CFR 240.9e-4(c))

Item 2.02                      Results of Operations and Financial Condition.

On May 2, 2011, the Registrant issued a press release providing information on its results of operations for the quarter ended March 31, 2011.  The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information under Item 2.02 and in Exhibit 99.1 in this Current Report are being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information under Item 2.02 and in Exhibit 99.1 in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 5.02                      Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Mr. Rolf A. Gafvert as President and Chief Executive Officer

Effective May 2, 2011, Mr. Rolf A. Gafvert resigned as President of Boardwalk GP, LLC, the general partner of Boardwalk GP, LP, which is the general partner of the Registrant.  Effective May 11, 2011, Mr. Gafvert will resign as Chief Executive Officer and will assume the position of advisor to the Chief Executive Officer.  He will remain a member of the Board of Directors of Boardwalk GP, LLC (the Board).

Appointment of Mr. Stanley C. Horton as President and Chief Executive Officer

On April 28, 2011, the Board approved the appointment of Mr. Stanley C. Horton as President and a director of Boardwalk GP, LLC, effective May 2, 2011, and as Chief Executive Officer of Boardwalk GP, LLC, effective May 11, 2011.

Mr. Horton, age 61, was most recently an independent energy consultant providing consulting services to clients in both Europe and the United States. From 2005 to 2008, Mr. Horton served as President and Chief Operating Officer of Cheniere Energy, Inc.  From 2003 to 2005, he served as President and Chief Operating Officer of subsidiaries of Southern Union, including Panhandle Energy and CrossCountry Energy Services LLC.  From 2001 to 2003, Mr. Horton served as Chairman and Chief Executive Officer of Enron Global Services and, from 1997 to 2001, he served as Chief Executive Officer of Enron Transportation Services Company.  He has chaired the Gas Industry Standards Board, the Interstate Natural Gas Association of America and the Natural Gas Council.  Mr. Horton also served on the Board of Directors for SemGroup Corporation from November 2009 until his resignation effective May 2, 2011.

Mr. Horton was selected to serve as a director due to his extensive experience in the natural gas industry and his position with the Registrant.  He brings substantial operational experience gained from his executive-level leadership history and the perspective of a former chief executive officer.

Boardwalk GP, LLC has entered into a one-year employment agreement with Mr. Horton.  The agreement provides that Mr. Horton will receive an annual base salary of $600,000 and will be eligible to participate in the Registrant’s Short-Term Incentive Plan, with a target payout of $400,000 for the remainder of 2011 and $600,000 for the full year 2012.  For the 2011 period, Mr. Horton was also granted a total of $860,000 of awards under the Registrant’s Unit Appreciation Rights and Cash Bonus Plan (UAR and Cash Bonus Plan), of which $600,000 was granted in unit appreciation rights and $260,000 was granted in the form of a long-term cash bonus.  The awards will vest on December 16, 2013, which is consistent with other recently granted awards under the UAR and Cash Bonus Plan. Mr. Horton’s employment agreement further provides that for the full year 2012 (assuming he is employed for the full year), his award under the UAR and Cash Bonus Plan would be an aggregate of $1,300,000 in the form of a long-term cash bonus and unit appreciation rights, vesting and otherwise having the same terms as the grants by the Board to other senior executives of the Company for such year.

Mr. Horton’s employment agreement is filed as Exhibit 10.1 to this report and the foregoing summary is qualified in its entirety by reference to the such agreement.

Item 7.01                      Regulation FD Disclosure

Attached to this report as Exhibit 99.2 is a press release announcing the appointment of Mr. Stanley C. Horton as President, Chief Executive Officer and as a director of Boardwalk GP, LLC.

The information under Item 7.01 and in Exhibit 99.2 in this report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under Item 7.01 and in Exhibit 99.2 in this report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Description

10.1	Employment agreement between Boardwalk GP, LLC and Stanley C. Horton.
99.1	Boardwalk Pipeline Partners, LP, News Release, issued May 2, 2011, providing information on results of operations for the quarter ended March 31, 2011.
99.2	Boardwalk Pipeline Partners, LP, News Release, issued May 2, 2011, announcing Mr. Stanley C. Horton as President, Chief Executive Officer and as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOARDWALK PIPELINE PARTNERS, LP
By: BOARDWALK GP, LP,
its general partner
By: BOARDWALK GP, LLC,
its general partner
By: /s/ Jamie L. Buskill
Jamie L. Buskill
Chief Financial Officer

Dated: May 2, 2011